As filed with the Securities and Exchange Commission on January 18, 2013.

Registration No. 333-129934

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1 to Form SB-2)

____________________

ISECURETRAC CORP.

(Exact name of registrant as specified in its charter)

Delaware	4899	87-0347787
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5078 South 111th Street

Omaha, Nebraska 68137

(402) 537-0022

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Lincoln Zehr, President

iSECUREtrac Corp.

5078 South 111th Street

Omaha, Nebraska 68137

(402) 537-0022

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

With copies to:

Steven P. Amen

Kutak Rock LLP

1650 Farnam Street

Omaha, Nebraska 68102

(402) 346-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 to the Registration Statement originally filed under cover of Form SB-2 (File No. 333-129934) (the “Registration Statement”) is being filed by iSecuretrac Corp., a Delaware corporation (the “Registrant”), in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Common Stock, par value $0.001 per share, of the Registrant held for resale by the selling stockholders named therein which remain unsold on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on January 18, 2013.

ISECURETRAC CORP.

By:	/s/Lincoln Zehr
Lincoln Zehr, President (principal executive officer)

Pursuant to with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lincoln Zehr	President	January 18, 2013
Name: Lincoln Zehr	(principal executive officer)

/s/ Kimberly Reed	Chief Financial Officer	January 18, 2013
Name: Kimberly Reed	(principal financial and
accounting officer)

/s/ Roger Kanne	Director	January 18, 2013
Name: Roger Kanne

/s/ Joseph M. Schwaller	Director	January 18, 2013
Name: Joseph M. Schwaller

/s/ Thomas Burlin	Director	January 18, 2013
Name: Thomas Burlin

/s/ David Pasahow	Director	January 18, 2013
Name: David Pasahow